Exhibit 5.1

                                                              January 13, 1996

Consolidated Health Care Associates, Inc.
38 Pond Street
Franklin, Massachusetts  02038


Ladies and Gentlemen:

         We have acted as special Nevada counsel to Consolidated Health Care Associates, Inc., a Nevada corporation (the "Company") in connection with the registration and offering under the Securities Act of 1933, as amended (the "Act"), of a maximum of 6,478,017 shares (the "Shares") of the Company's common stock, par value $.012 per share ("Common Stock"), under that certain Registration Statement on Form S-SB2 (File No. 33-98018) (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission"). The Shares include shares of Common Stock issuable upon the exercise of warrants and options acquired by certain selling stockholders from the Company and shares of Common Stock issuable upon the conversion of a promissory note acquired by a certain selling stockholder from the Company (such warrants, options and promissory note being referred to collectively as the "Rights" and the Shares issuable upon exercise or conversion thereof being referred to as the "Rights Shares"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Registration Statement.

         We have made such legal and factual examinations and inquiries, including an examination of originals, or copies certified or otherwise identified to our satisfaction as being true reproductions of originals, of all such agreements, instruments, records and other documents as we have deemed necessary as a basis for the opinions hereafter expressed. We have also examined and relied upon representations, statements and certificates of public officials and officers and representatives of the Company.

         Without limiting the generality of the foregoing, in our examination, we have assumed without independent verification, that (i) each of the parties thereto has duly and validly executed and delivered each agreement, instrument, record and document that we examined and such party's obligations set forth therein are its legal, valid, and binding obligations, enforceable in accordance, with their respective terms, (ii) each natural person executing any such agreement,


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Consolidated Health Care Associates, Inc.
January 13, 1997
Page 2


         Based upon the foregoing, and having regard to legal considerations that we deem relevant, we are of the opinion that the Shares, when registered under the Act and issued and sold in a manner described in the Registration Statement, including, in be case of the Rights Shares, the prior issuance thereof upon exercise or conversion of the respective Rights in accordance with their terms, will be validly issued, fully paid and non-assessable.

         We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the laws of the State of Nevada and we do not purport to be experts on, or to express any opinion herein concerning any laws other than the laws of the State of Nevada. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal law, including any federal securities law, or any state securities or Blue Sky laws.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm in the Prospectus included therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder


                           Very truly yours,

                           /s/ BIBLE, HANEY, HOY, TRACHOK, WADHAMS & WOLOSON
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